Exhibit 3.2

AMENDED AND RESTATED
BYLAWS
WEST COAST COMMUNITY BANCORP
A California Corporation

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ARTICLE I
Offices
Section 1.1. Principal Executive Office. The principal executive office of the corporation is hereby fixed and located in Santa Cruz, California. The board of directors (the “board”) is hereby granted full power and authority to change said principal executive office from one location to another subject to all necessary regulatory approval. Any such change shall be noted on the bylaws by the secretary, opposite this section, or this section may be amended to state the new location.
Section 1.2. Other Offices. Other business offices may at any time be established by the board at any place or places where the corporation is qualified to do business subject to all necessary regulatory approval.
ARTICLE II
Meetings of Shareholders
Section 2.1. Place of Meetings. Meetings of shareholders may be held at any place within the State of California which may be designated either by the board or by the written consent of all persons entitled to vote thereat and not present at the meeting, given either before or after the meeting and filed with the secretary of the corporation, or may be held by means of remote communication. If no other place is stated or so fixed, shareholder meetings shall be held at the principal executive office of the corporation.
Section 2.2 Notice of Meetings.
(a)    Whenever shareholders are required or permitted to take any action at a meeting a written notice of the meeting shall be given not less than 10 (or, if sent by third-class mail, 30) nor more than 60 days before the date of the meeting to each shareholder entitled to vote thereat. That notice shall state the place, date and hour of the meeting, the means of electronic transmission by and to the corporation or electronic video screen communication, if any, by which shareholders may participate in that meeting, and (1) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (2) in the case of the annual meeting, those matters that the board, at the time of the mailing of the notice, intends to present for action by the shareholders, however, any proper matter may be presented at the meeting for that action, provided, however, that if the matter involves any of the following, such matter must be set forth in the notice: (i) a contract or other transaction with an interested director; (ii) amendment of the articles of incorporation; (iii) a plan of conversion of the corporation, (iv) a reorganization of the corporation as defined in Section 181 of the California General Corporation Law (“CGCL”); (v) a voluntary dissolution of the corporation; or (vi) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, if any. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by the board and the information required in Article II, Section 2.11 of these bylaws.

(b)    Notice of a shareholders’ meeting or any report shall be given personally, by electronic transmission by the corporation, or by first-class mail, or, in the event the corporation has outstanding shares held of record by 500 or more persons on the record date for the shareholders’ meeting, notice may also be sent third-class mail, or other means of written communication, addressed to the shareholder at the address of that shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice; or if no address appears or is given, at the place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. The notice or report shall be deemed to have been given at the time when delivered personally, sent by electronic transmission by the corporation, deposited in the mail, or sent by other means of written communication. An affidavit of mailing or electronic transmission by the corporation of any notice or report in accordance with the provisions of this division, executed by the secretary, assistant secretary or any transfer agent, shall be prima facie evidence of the giving of the notice or report.
If any notice or report addressed to the shareholder at the address of that shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice or report to all other shareholders.
Notice given by electronic transmission by the corporation under this subdivision shall be valid only if it complies with the requirements set forth in Article II, Section 2.1 of these bylaws. Notwithstanding the foregoing, notice shall not be given by electronic transmission by the corporation under this subdivision after either of the following:
(1)    The corporation is unable to deliver two consecutive notices to the shareholder by that means.
(2)    The inability to so deliver the notices to the shareholder becomes known to the secretary, any assistant secretary, the transfer agent, or other person responsible for the giving of the notice.
(c)    Upon request in writing to the corporation addressed to the attention of the chairperson of the board, president, vice president or secretary by any person (other than the board) entitled to call a special meeting of shareholders, the officer forthwith shall cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than 35 nor more than 60 days after the receipt of the request. If the notice is not given within 20 days after receipt of the request, the persons entitled to call the meeting may give the notice or the superior court of the proper county shall summarily order the giving of the notice, after notice to the corporation giving it an opportunity to be heard.
(d)    When a shareholders’ meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof (or the means of electronic transmission by and to the corporation or electronic video screen communication, if any, by which the shareholders may participate) are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 45 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.
(e)    The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, provides a waiver of notice or consent to the holding of the meeting or an approval of the minutes thereof in writing. All those waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of and presence at the meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by this Section 2.2 to be included in the notice but not so included, if the objection is expressly made at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof, except with respect to approval of (i) a contract or other transaction with an interested director; (ii) amendment of the articles of incorporation; (iii) a plan of conversion of the corporation, (iv) a reorganization of the corporation as defined in Section 181 of the CGCL; (v) a voluntary dissolution of the corporation; or (vi) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, if any.
Section 2.3. Annual Meetings. The annual meetings of shareholders shall be held on a date and time designated by the board. The date so designated shall not be more than 15 months after the date of the preceding annual meeting of shareholders.
Section 2.4. Special Meetings. Special meetings of the shareholders, for the purpose of taking any action permitted by the shareholders under the CGCL and the articles of incorporation of this corporation, may be called at any time by the board, the chairperson of the board, the president, or by one or more shareholders holding not less than ten percent (10%) of the votes entitled to be cast at the meeting.
Section 2.5. Quorum. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but no other business may be transacted, except as provided above.

Section 2.6. Voting. Unless a record date for voting purposes be fixed as provided in Section 2.7 of Article II of these bylaws, then, subject to the provisions of Sections 702 through 704 of the CGCL (relating to voting of shares held by a fiduciary, in the name of a corporation, or in joint ownership), only persons in whose names shares stand on the stock records of the corporation at the close of business on the business day next preceding the day on which notice of the meeting is given or if such notice is waived, at the close of business on the business day next preceding the day on which the meeting of shareholders is held, shall be entitled to vote at such meeting, and such day shall be the record date for such meeting. All votes must be by ballot. If a quorum is present, except with respect to election of directors, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the CGCL, or the articles of incorporation. Subject to the requirements of the next sentence, every shareholder entitled to vote at any election for directors shall have the right to cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected, multiplied by the number of votes to which the shareholder’s shares are entitled, or to distribute the shareholder’s votes on the same principle among as many candidates as the shareholder thinks fit. No shareholder shall be entitled to cumulate votes unless the candidate’s or candidates’ names have been placed in nomination prior to the voting and at least one shareholder has given notice at the meeting, prior to the voting, of such shareholder’s intention to cumulate the shareholder’s votes. If any one shareholder has given that notice, all shareholders may cumulate their votes for candidates in nomination. The candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by those shares are elected; votes against the director and votes withheld shall have no legal effect.
Section 2.7. Record Date. The board may fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meetings of shareholders or entitled to give consent to corporate action in writing without a meeting, to receive any report, to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion or exchange of shares. The record date so fixed shall be not more than sixty (60) days nor less than ten (10) days prior to the date of any meeting, nor more than sixty (60) days prior to any other action. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at any such meeting, to give consent without a meeting, to receive any report, to receive a dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the articles of incorporation or bylaws.
A determination of shareholders of record entitled to notice of, or to vote at a meeting of shareholders, shall apply to any adjournment of the meeting unless the board fixes a new record date for the adjourned meeting. The board shall fix a new record date if the meeting is adjourned for more than forty-five (45) days from the date set for the original meeting.
If no record date is fixed by the board, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, the close of business on the business day next preceding the day on which the meeting is held. The record date for determining shareholders for any purpose other than that set forth in this Section 2.7 shall be at the close of business on the day in which the board adopts the resolution thereto, or the sixtieth (60th) day prior to the date of such action, whichever is later.
Section 2.8. Proxies. Every person entitled to vote shares or execute consents may authorize another person or persons to act by proxy with respect to such shares by a written proxy executed by such person or such person’s duly authorized agent and filed with the secretary of the corporation. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as set forth below. Such revocation may be effected by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or as to any meeting by attendance at such meeting and voting in person by the person executing the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed. A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the corporation. An irrevocable proxy satisfying the requirements of Section 705(e) of the CGCL shall not be revoked except in accordance with its terms or if it becomes revocable under the provisions of Sections 705(e) and (f) of said CGCL.
Section 2.9. Inspectors of Election. In advance of any meeting of shareholders, the board may appoint inspectors of election, to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairperson of any meeting of shareholders may, and on the request of any shareholder or a shareholder’s proxy shall, appoint inspectors of election (or persons to replace those who so fail to appear or refuse to act) at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed.
The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders.
The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.
Section 2.10. Conduct of Meetings. The chairperson, or in the chairperson’s absence, the lead independent director or vice chairperson, shall preside as chairperson at all meetings of the shareholders. The chairperson shall conduct each meeting in a business-like and fair manner, but shall not be obligated to follow any technical, formal or parliamentary rules or principles of procedure. The chairperson’s ruling on procedural matters shall be conclusive and binding on all shareholders, unless at the time of a ruling a request for a vote is made to the shareholders entitled to vote and represented in person or by proxy at the meeting, in which case the decision of a majority of such shares shall be conclusive and binding on all shareholders. Without limiting the generality of the foregoing, the chairperson shall have all the powers usually vested in the chairperson of a meeting of shareholders.
Section 2.11. Nomination of Directors. (a)    Subject to the CGCL, the articles of incorporation, and any applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”), if and when applicable, at any meeting of shareholders at which directors are to be elected, a proposed nominee (other than a nominee nominated by the board of directors or by a person or committee authorized by the board of directors) shall only be eligible for election to the board of directors if nominated by a shareholder of record entitled to vote at such meeting who complies with the requirements and procedures set forth in this section.
(b)    For a director nomination(s) to be properly brought before any meeting of shareholders at which one or more directors are to be elected, any shareholder of record intending to nominate a candidate or candidates (the “nominating shareholder”) must have given written notice of the nominating shareholder’s nomination(s) either by personal delivery or by United States mail to, and actually received by, the secretary of the corporation no earlier than one hundred twenty (120) calendar days and no later than ninety (90) calendar days before the date of the first anniversary of the preceding year’s annual meeting; provided, however, if the date of the annual meeting of shareholders is not within thirty (30) days before or after the anniversary of the previous year’s annual meeting, notice must be received (A) not earlier than one hundred twenty (120) calendar days prior to such annual meeting and (B) not later than the later of ninety (90) calendar days prior to such annual meeting or ten (10) days following the day on which public announcement of the date of such meeting is first made. In no event will an adjournment or postponement of an annual meeting of shareholders (or the public announcement of the adjournment or postponement thereof) begin a new time period for giving a nominating shareholder’s notice as provided above. Any shareholder making a written request for a special meeting pursuant to Section 2.4 of Article II shall provide the information required for notice of any director nomination(s) under this section simultaneously with the written request for the meeting submitted to the secretary. For the avoidance of doubt, a shareholder shall not be entitled to make additional or substitute nominations following expiration of the time periods set forth in Section 2.11.
A nominating shareholder’s notice of a director nomination shall be signed by the nominating shareholder and each person nominated as a candidate to serve as a director pursuant to the procedures set forth above (each, a “Shareholder Nominee”), and shall include (i) as to Shareholder Nominee:
(1)all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);
(2)a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and any Shareholder Associated Person, on the one hand, and each Shareholder Nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the shareholder making the nomination and any Shareholder Associated Person were the “registrant” for purposes of such rule and the Shareholder Nominee were a director or executive officer of such registrant;
(3)a signed representation by each such candidate that the candidate will timely provide any other information reasonably requested by the corporation for the purpose of preparing its disclosures in regard to the solicitation of proxies for the election of directors;
and (ii) with respect to the nominating shareholder and each Shareholder Associated Person:
(1)the name and address of the nominating shareholder, as they appear on the corporation’s books, and the name and address of each Shareholder Associated Person;
(2)the classes and number of shares of capital stock of the corporation held and beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by the nominating shareholder and each Shareholder Associated Person; and if different, the name and address of the proposing shareholder, as they appear in the corporation’s books;
(3)any other information relating to such shareholder and each Shareholder Associated Person that would be required to be (A) filed on Schedule 13D (including the exhibits thereto) under the Exchange Act by such shareholder or any Shareholder Associated Person, regardless of whether such person has publicly filed or is required to publicly file a Schedule 13D containing such information or (B) disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(4)any agreements, arrangements or understandings entered into by the shareholder or Shareholder Associated Person, as appropriate, with respect to equity securities of the corporation, including any put or call arrangements, derivative securities, short positions, borrowed shares or swap or similar arrangements, specifying in each case the effect of such agreements, arrangements or understandings on any voting or economic rights of equity securities of the corporation, in each case as of the date of the notice and in each case describing any changes in voting or economic rights which may arise pursuant to the terms of such agreements, arrangements or understandings, and, to the extent not covered in immediately preceding clause, any disclosures that would be required pursuant to Item 5 or Item 6 of Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the shareholder or beneficial owner), and copies of all agreements and other documents relating to each such derivative securities and other derivatives or similar arrangements;
(5)a statement disclosing (A) whether such shareholder or any Shareholder Nominee thereof is acting with or on behalf of any other person and (B) if applicable, the identity of such person;
(6)a description of any agreement, arrangement, or understanding with respect to such nomination between or among the shareholder or any Shareholder Associated Person, if any, on whose behalf the nomination is being made and any of their affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the shareholder will notify the corporation in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting within five business days after the record date for such meeting;
(7)a description of any direct or indirect interest of such shareholder or any Shareholder Associated Person in any contract with the corporation, any affiliate of the corporation or any principal competitor of the corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); and
(8)a description of any pending or threatened litigation in which such shareholder or any Shareholder Associated Person is a party or material participant involving the corporation or any of its officers or directors, or any affiliate of the corporation.
Notices made pursuant to this section in connection with the nomination of Shareholder Nominees shall set forth a representation that (A) the shareholder and each Shareholder Associated Person, if any, intend or are part of a group that intends to solicit proxies or votes in support of each person whom the shareholder proposes to nominate for election or reelection to the Board of Directors in accordance with Rule 14a-19 under the Exchange Act, (B) the shareholder and each Shareholder Associated Person, if any, will notify the corporation in writing of the class, series and number of such shares of the corporation’s capital stock owned of record and beneficially as of the record date for the meeting, promptly following the later of the record date or the date notice of the record date is first publicly disclosed and (C) the shareholder delivering the notice pursuant to this section is a shareholder of record of the corporation entitled to vote at the meeting, will continue to be a shareholder of record of the corporation entitled to vote at such meeting through the date of such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination. Such shareholder and each Shareholder Associated Person must, in the case of nomination or nominations, have delivered prior to the meeting a proxy statement and form of proxy to holders of at least sixty-seven percent (67%) of the shares entitled to vote at the meeting for which the director nomination is being made, soliciting proxies in support of such Shareholder Nominee in accordance with Rule 14a-19 under the Exchange Act, and must have included such material in the shareholder’s notice.
“Shareholder Associated Person” of any shareholder means (i) any affiliate or associate (as such terms are defined for purposes of the Exchange Act) of the shareholder and any other person acting in concert with them, (ii) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such shareholders, and (iii) any person controlling, controlled by, or under common control with such person.
A nominating shareholder shall promptly provide written notice to the corporation of any changes to any of the information submitted to the corporation pursuant to this section. If, after the nominating shareholder has delivered such notice, any information required to be contained in such notice changes prior to the date of the relevant annual meeting, such notice shall be deemed to be not in compliance with this Section 2.11 and therefore not effective unless such shareholder, within five (5) days of the date of the event causing such change in information, delivers to the corporation an updated notice containing such change. (c)    If a nominating shareholder will solicit proxies for a Shareholder Nominee other than the corporation’s nominees in accordance with Rule 14a-19 under the Exchange Act, the nominating shareholder’s notice must additionally provide: (i) all other information required by Rule 14a-19; (ii) a written representation and undertaking that such shareholder intends to deliver a proxy statement and/or form of proxy to holders of shares representing at least 67% of the voting power of the stock entitled to vote generally in the election of directors in accordance with Rule 14a-19, and that a statement to such effect will be included in such shareholder’s proxy statement; and (iii) a written representation and undertaking that such nominating shareholder will comply with all requirements of the Exchange Act and the regulations promulgated thereunder, including but not limited to Rule 14a-19 and all other requirements of Regulation 14A (as such rule and regulations may be amended or interpreted from time to time by the Securities and Exchange Commission (the “SEC”), including through any SEC staff interpretations related thereto); and (iv) each proposed director nominee’s written consent to being named in the corporation’s proxy statement for the applicable meeting and the associated proxy card. In addition, such nominating shareholder shall provide the corporation a written certification within ten (10) days prior to the meeting for the election of directors (or any adjournment, postponement or rescheduling thereof) with reasonable documentary evidence that such nominating shareholder has complied with the representations and undertakings made pursuant to the foregoing subsections (ii) and (iii). If a nominating shareholder provides notice under these bylaws or pursuant to Rule 14a-19 and subsequently fails to comply with the procedures set forth in these bylaws or the applicable requirements of Rule 14a-19, then the corporation shall disregard any proxies solicited or votes cast for such shareholder’s nominee(s).
(d)     A nominating shareholder providing written notice required by this Section 2.11 shall update such notice in writing, if necessary, so that the information provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for determining the stockholders entitled to notice of the meeting and (ii) ten (10) calendar days prior to the meeting or any adjournment or postponement thereof. In the case of an update pursuant to clause (i) of the foregoing sentence, such update shall be received by corporation not later than five (5) calendar days after the record date for determining the stockholders entitled to notice of the meeting, and in the case of an update and supplement pursuant to clause (ii) of the foregoing sentence, such update and supplement shall be received by the corporation not later than eight (8) calendar days prior to the date for the meeting, and, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed). For the avoidance of doubt, the obligation to update as set forth in this paragraph shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or nomination or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of the stockholders.
(e)    In addition to the foregoing, upon the corporation’s request, any nominee proposed by a shareholder must promptly (but in any event within ten (10) days of the corporation’s request) complete and return a director questionnaire to be provided by the corporation.
(f)    The name of each Shareholder Nominee must be placed in nomination at the annual meeting by the nominating shareholder or a qualified representative of the nominating shareholder present in person and the nominating shareholder’s candidate(s) must be present in person at the meeting for the election of directors, provided that a nominating shareholder, qualified representative or candidate may appear virtually in the case of a meeting conducted solely by electronic transmission by and to the corporation, electronic video screen communication, conference telephone, or other means of remote communication.
(g)    The board of directors (and any other person or committee authorized by the board of directors) shall have the power and duty to determine whether a nomination was made in accordance with the procedures and other requirements set forth in these bylaws and, if any proposed nomination was not made in compliance with these bylaws, to declare that such nomination shall be disregarded, in each case, acting in good faith; provided that, if any determination must be made at a meeting of the shareholders, the chair of the meeting shall have the power and duty, acting in good faith, to make such determination, unless otherwise determined by the board of directors. Any determination adopted in good faith by the board of directors (or any other person or committee authorized by the board of directors) or the chair of the meeting, as the case may be, shall be binding on all persons, including the corporation and its shareholders (including any beneficial owners).
(h)    Notwithstanding the foregoing provisions, unless otherwise required by law or otherwise determined by the board of directors, if (1) the nominating shareholder or a qualified representative of the nominating shareholder does not appear at the meeting of shareholders (including virtually in the case of a meeting conducted solely by electronic transmission by and to the corporation, electronic video screen communication, conference telephone, or other means of remote communication) to present its nomination(s) or (2) the election of a nominating shareholder’s nominee would cause the corporation to be in violation of the articles of incorporation, these bylaws, or any applicable state or federal law, rule, regulation, or stock exchange listing standard, then such nomination or nominations shall be disregarded, and no vote on such shareholder nominee(s) shall occur, notwithstanding that proxies in respect of such vote may have been received by the corporation.
(i)    The foregoing provisions of this section do not relieve any shareholder of any obligation to comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated under the Exchange Act.
(j)    This section or a summary of this section shall be set forth in either the notice or related proxy statement concerning any shareholders’ meeting at which the election of directors is to be considered.
Section 2.12. Shareholder Proposals. (a)    At any meeting of shareholders, business will only be conducted if it is brought before the meeting (1) by or at the direction of the board of directors, (2) in accordance with Rule 14a-8 of the Exchange Act, if and when applicable, or (3) by a shareholder of record entitled to vote at such meeting who complies with the requirements set forth in this section, subject to the CGCL, the articles of incorporation and the Exchange Act, as applicable.
(b)    For business (other than director nominations, which are governed by the preceding Section 2.11 of this Article II) to be properly brought before an annual meeting by a shareholder, the shareholder or shareholders of record intending to propose the business (the “proposing shareholder”) must have given written notice of the proposing shareholder’s proposal either by personal delivery or by United States mail to, and actually received by, the secretary of the corporation within the time periods set forth in Section 2.11(b).
(c)    For business to be properly brought before a special meeting of shareholders, the notice of the meeting sent by or at the direction of the person calling the meeting must set forth the nature of the business to be considered. A shareholder or shareholders making a written request for a special meeting pursuant to Section 2.4 of this Article II shall provide the information required for notice of a shareholder proposal under this section simultaneously with the written request for the meeting submitted to the secretary or within ten (10) calendar days after delivery of the written request for the meeting to the secretary.

(d)    A proposing shareholder’s notice of a proposal shall include as to each matter the proposing shareholder proposes to bring before either an annual or special meeting:
(1)the name and address of the proposing shareholder, as they appear on the corporation’s books, and the name and address of each Shareholder Associated Person;
(2)the classes and number of shares of capital stock of the corporation held and beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by the proposing shareholder and each Shareholder Associated Person; and if different, the name an address of the proposing shareholder, as they appear in the corporation’s books, of the shareholder proposing such business;
(3)(A) a brief description of the business to be brought before the meeting of shareholders and the reasons for conducting such business at the meeting and (B) the text of any proposal or business (including the text of any resolutions proposed for consideration, and in the event that such business includes a proposal to amend the articles of incorporation or these bylaws, the language of the proposed amendment);
(4)the information required by Section 2.11(b), as updated as necessary pursuant to Section 2.11(d); and
(5)the material interests of the proposing shareholder in such business.
(e)    Notwithstanding the foregoing provisions, unless brought under Rule 14a-8 under the Exchange Act and included in the corporation’s notice of meeting, as required by law, or as otherwise determined by the board of directors, if the proposing shareholder or a qualified representative of the proposing shareholder does not appear at the meeting of shareholders to present its proposal (including virtually in the case of a meeting conducted solely by electronic transmission by and to the corporation, electronic video screen communication, conference telephone, or other means of remote communication), the proposal shall be disregarded, and no vote on such shareholder proposal shall occur, notwithstanding that proxies in respect of such vote may have been received by the corporation.
(f)    The foregoing provisions of this section do not relieve any shareholder of any obligation to comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated under the Exchange Act.
(g)    The board of directors (and any other person or committee authorized by the board of directors) shall have the power and duty to determine whether a proposal was properly brought in accordance with the procedures and other requirements set forth in these bylaws and, if any proposal was not brought in compliance with these bylaws, to declare that such nomination shall be disregarded, in each case, acting in good faith; provided that, if any determination must be made at a meeting of the shareholders, the chair of the meeting shall have the power and duty, acting in good faith, to make such determination, unless otherwise determined by the board of directors. Any determination adopted in good faith by the board of directors (or any other person or committee authorized by the board of directors) or the chair of the meeting, as the case may be, shall be binding on all persons, including the corporation and its shareholders (including any beneficial owners).
ARTICLE III
Directors
Section 3.1. Powers of Directors. Subject to the limitations of the articles of incorporation and of the CGCL as to action to be authorized or approved by the shareholders, and subject to the duties of directors as prescribed by the bylaws, and subject to the rules and regulations as may be promulgated from time to time by the California Department of Financial Protection and Innovation (“DFPI”), the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers, to wit:
(a)    to select and remove all the officers, agents and employees of the corporation, prescribe such powers and duties for them as may not be inconsistent with law, the articles of incorporation or the bylaws, fix their compensation and require from them security for faithful service.
(b)    to conduct, manage and control the affairs and business of the corporation, and to make such rules and regulations therefor not inconsistent with law, the articles of incorporation or the bylaws, as they may deem best.
(c)    to change the principal executive office and principal office for the transaction of the business of the corporation from one location to another as provided in Article I, Section 1.1, hereof; to fix and locate from time to time one or more subsidiary offices of the corporation within or without the State of California, as provided in Article I, Section 1.2 hereof; to designate any place within the State of California for the holding of any shareholders’ meeting or meetings; and to adopt, make and use a corporate seal, to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.
(d)    to authorize the issuance of shares of stock of the corporation from time to time, upon such terms as may be lawful.
(e)    to borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefore, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor and any agreements pertaining thereto, to the extent permitted by law.
(f)    by resolution adopted by a majority of the authorized number of directors, to designate executive and other committees, each consisting of two or more directors, to serve at the pleasure of the board, and to prescribe the manner in which proceedings of such committees shall be conducted. Unless the board shall otherwise prescribe the manner of proceedings of any such committees, meetings of such committees may be regularly scheduled in advance and may be called at any time by the chairperson or any two members thereof; unless the board otherwise prescribes, the other provisions of these bylaws with respect to notice and conduct of meetings of the board shall govern. Any such committee, to the extent provided in a resolution of the board, shall have all the authority of the board, except with respect to:
(i)    the approval of any action for which the CGCL or the articles of incorporation also require shareholder approval;
(ii)    the filling of vacancies on the board or in any committee;
(iii)    the fixing of compensation of the directors for serving on the board or on any committee;
(iv)    the adoption, amendment or repeal of bylaws;
(v)    the amendment or repeal of any resolution of the board;
(vi)    any distribution to the shareholders, except at a rate, in a periodic amount or within a price range determined by the board; or
(vii)    the appointment of other committees of the board or the members thereof.
Section 3.2. Number and Qualification of Directors. The authorized number of directors of the corporation shall not be less than seven (7) nor more than thirteen (13) until changed by an amendment of the articles of incorporation or by a bylaw amending this Section 3.2 duly adopted by the vote of holders of a majority of the outstanding shares entitled to vote, provided that a proposal to reduce the authorized number or the minimum number of directors below five cannot be adopted. The exact number of directors shall be fixed from time to time, within the range specified in the articles of incorporation or in this Section 3.2: (i) by a resolution duly adopted by the board; (ii) by a bylaw or amendment thereof duly adopted by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present; or (iii) by approval of the shareholders (as defined in Section 153 of the CGCL).
No person shall serve as a member of the board:
(a)    who is a director, officer, employee, agent, nominee, material consulting accountant, analyst, attorney or policy decision maker for any other FDIC-insured financial institution, lender or bank holding company or affiliate or subsidiary thereof;
(b)    who has been or is the assignee or nominee of anyone who has any contract, arrangement or understanding with any other financial institution, lender or bank holding company, or affiliate or subsidiary thereof, or with any officer, director, employee, agent, nominee, material consulting accountant, analyst, attorney or policy decision maker thereof, pursuant to which that person could be called upon to reveal or in any way utilize information obtained as a director or will, directly or indirectly, attempt to effect or encourage any action of this corporation; or

(c)    provided, however, that the board, in its sole discretion, may permit a person who does not satisfy one or more of the qualifications listed above to serve as a member of the board following the board’s determination that such action will not compromise the business plan or strategic focus of the corporation.
Section 3.3. Election and Term of Office. The directors shall be elected at each annual meeting of shareholders but, if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. All directors shall hold office until their respective successors are elected, subject to the CGCL and the provisions of these bylaws with respect to vacancies on the board.
Section 3.4. Vacancies. A vacancy on the board may be deemed to exist (i) in case of the death, resignation or removal of any director, (ii) if a director has been declared of unsound mind by order of court or convicted of a felony, (iii) if the authorized number of directors be increased, or (iv) if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.
Vacancies on the board, except for a vacancy created by the removal of a director, may be filled by a majority of the remaining directors, or, if the number of directors then in office is less than a quorum, by (1) the unanimous written consent of the directors then in office, (2) the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice complying with Article III, Sections 3.7 or 3.8, or (3) a sole remaining director, and each director so elected shall hold office until such director’s successor is elected at an annual or a special meeting of the shareholders. A vacancy in the board created by the removal of a director may only be filled by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present.
The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors at a duly held meeting at which a quorum is present.
Any director may resign effective upon giving written notice to the chairperson of the board, the president, the secretary or the board of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.
If, after the filling of any vacancy by the directors, the directors then in office who have been elected by the shareholders shall constitute less than a majority of the directors then in office, then both of the following shall be applicable: (1) Any holder or holders of an aggregate of 5 percent or more of the total number of shares at the time outstanding having the right to vote for those directors may call a special meeting of shareholders, or (2) The superior court of the proper county shall, upon application of such shareholder or shareholders, summarily order a special meeting of shareholders, to be held to elect the entire board. The term of office of any director shall terminate upon that election of a successor.
No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

Section 3.5. Place of Meetings. Regular meetings of the board shall be held at any place which has been designated from time to time by resolution of the board or by written consent of all members of the board or may be held by means of remote communication. In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board may be held either at a place so designated, or at the principal executive office.
Section 3.6. Organization Meeting. Following each annual meeting of shareholders, the board shall hold a regular meeting at the place of said annual meeting or at such other place as shall be fixed by the board, for the purpose of organization, election of officers, and the transaction of other business. Call and notice of such meetings are hereby dispensed with.
Section 3.7. Other Regular Meetings. Other regular meetings of the board shall be held at any date and time fixed by the board by resolution. Notice of all such regular meetings of the board is hereby dispensed with.
Section 3.8. Special Meetings. Special meetings of the board for any purpose or purposes shall be called at any time by the chairperson of the board, or any two directors.
Special meetings of the board shall be held upon four days’ notice by mail or 48 hours’ notice delivered personally or by telephone, including a voice messaging system or by electronic transmission by the corporation. Notice of a meeting need not be given to a director who provides a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof in writing, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to that director. These waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.
Any notice shall state the date, place and hour of the meeting and may state the general nature of the business to be transacted, and other business may be transacted at the meeting.
Section 3.9. Action Without Meeting. An action required or permitted to be taken by the board may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to that action and if the number of members of the board serving at the time constitutes a quorum. The written consent or consents shall be filed with the minutes of the proceedings of the board.
Section 3.10. Action at a Meeting, Quorum and Required Vote. A majority of the authorized number of directors constitutes a quorum of the board for the transaction of business, except as hereinafter provided. Members of the board may participate in a meeting through use of conference telephone, electronic video screen communication, or electronic transmission by and to the corporation. Participation in a meeting through use of conference telephone or electronic video screen communication constitutes presence in person at that meeting as long as all members participating in the meeting are able to hear one another. Participation in a meeting through electronic transmission by and to the corporation (other than conference telephone and electronic video screen communication), constitutes presence in person at that meeting if both of the following apply: (1) each member participating in the meeting can communicate with all of the other members concurrently; and (2) each member is provided the means of participating in all matters before the board, including, without limitation, the capacity to propose, or to interpose an objection to, a specific action to be taken by the corporation. An act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board, unless a greater number, or the same number after disqualifying one or more directors from voting, is required by law, the articles of incorporation, or these bylaws. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of a director or directors, provided that any action taken is approved by at least a majority of the required quorum for such meeting.
Section 3.11. Validation of Defectively Called or Noticed Meetings. The transactions of any meeting of the board, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the directors not present or who, though present, has prior to the meeting or at its commencement, protested the lack of proper notice, signs a written waiver of notice, a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.
Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, unless a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called, noticed, or convened; provided, however, if after stating the director’s objection, the objecting director continues to attend and by the director’s attendance participates in any matters other than those to which such director’s objected, such director shall be deemed to have waived notice of such meeting and withdrawn such director’s objections.
Section 3.12. Adjournment. A majority of the directors present at any director’s meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the board.
Section 3.13. Notice of Adjournment. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment.
Section 3.14. Fees and Compensation. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the board. This Section 3.14 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise, and receiving compensation for those services.
Section 3.15. Intentionally Omitted.
Section 3.16. Removal of Director without Cause. Any or all of the directors of the corporation may be removed without cause if the removal is approved by the outstanding shares, subject to Section 303 of the CGCL, as amended time to time, and any limitations set forth therein.

Section 3.17. Removal of Directors by Shareholder’s Suit. The superior court of the proper county may, at the suit of the shareholders holding at least 10 percent of the number of outstanding shares of any class, remove from office any director in case of fraudulent or dishonest acts or gross abuse of authority or discretion with reference to the corporation and may bar from reelection any director so removed for a period prescribed by the court. The corporation shall be made a party to such action.
Section 3.18. Committees of the Board. The board of the corporation shall designate standing or ad hoc committees, as may be necessary, including an audit committee and a governance and nominating committee.
Section 3.19 Appointment of Members and Chairpersons of Committees of the Board. The board of the corporation shall appoint the members of each of the board’s standing and ad hoc committees. The chairperson of the board shall designate a chairperson for each standing and ad hoc committee, provided, however, that such designation shall be subject to approval by a majority of the board. The committee chairperson shall have the sole power to call any committee meetings other than meetings set by the board. Except as otherwise established by the board, Article III, Sections 3.5 through 3.13 and Article IV, Sections 4.6 through 4.7 of these bylaws, with the necessary changes in points of detail, shall apply to committees of the board and action by such committees.
ARTICLE IV
Officers
Section 4.1. Officers. The officers of the corporation shall be a chairperson of the board, a president, a vice president, a secretary, and a chief financial officer. The corporation may also have, at the discretion of the board, a vice chairperson of the board, one or more additional vice presidents, one or more assistant secretaries, one or more assistant financial officers and such other officers as may be appointed in accordance with the provisions of Article IV, Section 4.3. One person may hold two or more offices, except that the offices of president and secretary shall not be held by the same person.
Section 4.2. Appointment. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Article IV, Section 4.3 or Section 4.5, shall be chosen annually by the board, and each officer shall hold office until such officer shall resign or shall be removed or otherwise disqualified to serve, or such officer’s successor shall be chosen.
Section 4.3. Subordinate Officers, Etc. The board may appoint, and may empower the chairperson and/or the president to appoint such other officers as the business of the corporation may require, each of whom shall hold office, for such period, have such authority and perform such duties as are provided in the bylaws or as the board may from time to time determine.
Section 4.4. Removal and Resignation. Any officer may be removed, either with or without cause, by the board, at any regular or special meeting thereof, or, except in case of any officer chosen by the board, by any officer upon whom such power of removal may be conferred by the board (subject, in each case, to the rights, if any, of an officer under any contract of employment).
Any officer may resign at any time by giving written notice to the board or to the president, or to the secretary of the corporation, without prejudice, however, to the rights, if any, of the corporation under any contract to which such officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 4.5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the bylaws for regular appointments to such office.
Section 4.6. Chairperson of the Board. The chairperson of the board shall be an officer of the board and of the corporation, and shall, if present, preside at all meetings of the shareholders and the board. The chairperson of the board shall exercise and perform such other powers and duties as may be from time to time assigned to the chairperson by the board or prescribed by the bylaws.
Section 4.7. Vice Chairperson of the Board. If one is appointed and there is no lead independent director, the vice chairperson of the board shall, in the absence of the chairperson of the board, preside at all meetings of the board.
Section 4.8. Lead Independent Director of the Board. If one is appointed, the lead independent director of the board shall, in the absence of the chairperson of the board, preside at all meetings of the board. The lead independent director of the board shall exercise and perform such other powers and duties as may be from time to time assigned by the board or prescribed by the bylaws. For purposes of this section, “independent” has the meaning set forth in rule of The Nasdaq Stock Market LLC, as such rules may be amended from time to time, to the extent applicable.
Section 4.9. President. Subject to such supervisory powers, if any, as may be given by the board to the chairperson of the board, the president may also serve as the chief executive officer of the corporation and shall, subject to the control of the board, have general supervision, direction and control of the business and officers of the corporation. The president shall have such other powers and duties as may be prescribed by the board or the bylaws.
Section 4.10. Vice President. In the absence or disability of the president, the vice presidents in order of their rank as fixed by the board or, if not ranked, the vice president designated by the board, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board or the bylaws. Vice presidents who are not executive vice presidents shall not be deemed to be executive officers of the corporation and shall be excluded from participation in major policy making functions of the corporation.

Section 4.11. Secretary. The secretary shall record or cause to be recorded, and shall keep or cause to be kept, at the principal executive office and such other place as the board may order, a book of minutes of actions taken at all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors’ meetings, the number of shares present or represented at shareholders’ meetings, and the proceedings thereof.
The secretary shall keep, or cause to be kept, a copy of the bylaws of the corporation at the principal executive office or business office in accordance with Section 213 of the CGCL.
The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation’s transfer agent, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each. Those records shall be kept either in written form or in another form capable of being converted into clearly legible tangible form or in any combination of the foregoing.
The secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the board required by the bylaws or by law to be given, and shall keep the seal of the corporation in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board or by the bylaws.
Section 4.12. Chief Financial Officer. The chief financial officer, subject to supervision by the corporation’s president, shall, in addition to such other duties as are imposed by the corporation’s president, keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares and shall send or cause to be sent to shareholders of the corporation such financial statements or reports as are by law, or these bylaws, required to be sent. The book of accounts shall at all reasonable times be open to inspection by any director.
The chief financial officer shall deposit or cause to be deposited all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the board. The chief financial officer shall disburse or cause to be disbursed the funds of the corporation as may be ordered by the board, shall render to the president and directors, whenever they request it, an account of all of the chief financial officer’s transactions as cashier and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board or the bylaws.
ARTICLE V
Indemnification
Section 5.1. Definitions. For use in this Article V, certain terms are defined as follows:
(a)    “Agent” means a director, officer, employee, or agent of the corporation or a person who is or was serving at the request of the corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise (including service with respect to employee benefit plans and service on creditors’ committees with respect to any proceeding under the Bankruptcy Code, assignment for the benefit of creditors or other liquidation of assets of a debtor of the corporation), or a person who was a director, officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of the corporation or of another enterprise at the request of the predecessor corporation.
(b)    “Loss” refers to all expenses, liabilities, and losses including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed on any Agent as a result of the actual or deemed receipt of any payments under this Article V.
(c)    “Proceeding” refers to any threatened, pending or completed action, suit or proceeding including any and all appeals, whether civil, criminal, administrative or investigative.
Section 5.2. Right to Indemnification. Each Agent who was or is a party or is threatened to be made a party to or is involved (as a party, witness, or otherwise) in any Proceeding, by reason of the fact that the Agent, or a person of whom Agent is the legal representative, is or was an Agent, is entitled to indemnification. Agent shall be indemnified and held harmless by the corporation to the fullest extent authorized by law. The right to indemnification conferred in this Article V shall be a contract right. It is the corporation’s intention that these bylaws provide indemnification in excess of that expressly permitted by Section 317 of the CGCL, as authorized by the corporation’s articles of incorporation. To the extent that federal law is found to supersede state law, federal law shall control.
Section 5.3. Authority to Advance Expenses. The right to indemnification provided in Section 5.2 of these bylaws shall include the right to be paid, in advance of a Proceeding’s final disposition, expenses incurred in defending that Proceeding, provided, however, that if required by the CGCL, as amended, the payment of expenses in advance of the final disposition of the Proceeding shall be made only upon delivery to the corporation of an undertaking by or on behalf of the Agent to repay such amount if it shall ultimately be determined that such Agent is not entitled to be indemnified by the corporation as authorized under this Article V or otherwise. The Agent’s obligation to reimburse the corporation for advances shall be unsecured and no interest shall be charged thereon.
Section 5.4. Right of Agent to Bring Suit. If a claim under Article V, Section 5.2 or 5.3 of these bylaws is not paid in full by the corporation within ninety (90) days after a written claim has been received by the corporation, the Agent may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the Agent shall be entitled to be paid also the expenses (including attorneys’ fees) of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending a Proceeding in advance of its final disposition) that the Agent has not met the standards of conduct that make it permissible under the CGCL for the corporation to indemnify the Agent for the amount claimed. The burden of proving such a defense shall be on the corporation. Neither the failure of the corporation (including its board, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that the indemnification of the Agent is proper under the circumstances because the Agent has met the applicable standard of conduct set forth in the CGCL, nor an actual determination by the corporation (including its board, independent legal counsel, or its shareholders) that the Agent has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Agent has not already met the applicable standard of conduct.
Section 5.5. Provisions Nonexclusive. The rights conferred on any Agent by this Article V shall not be exclusive of any other rights that such Agent may have or hereafter acquire under any statute, provision of the articles of incorporation, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. To the extent that any provision of the articles of incorporation, agreement, or vote of the shareholders or disinterested directors is inconsistent with these bylaws, the provision, agreement, or vote shall take precedence.
Section 5.6. Authority to Insure. The corporation may purchase and maintain insurance to protect itself and any Agent against any Loss asserted against or incurred by such Agent, whether or not the corporation would have the power to indemnify the Agent against such Loss under applicable law or the provisions of this Article V. If the corporation owns all or a portion of the shares of the company issuing the insurance policy, the company and/or the policy must meet one of the two sets of conditions set forth in Section 317 of the CGCL.
Section 5.7. Survival of Rights. The rights provided by this Article V shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors, and administrators of such person.
Section 5.8. Settlement of Claims. The corporation shall not be liable to indemnify any Agent under this Article V: (a) for any amounts paid in settlement of any action or claim effected without the corporation’s written consent, which consent shall not be unreasonably withheld; or (b) for any judicial award, if the corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.
Section 5.9. Effect of Amendment. Any amendment, repeal, or modification of this Article V shall not adversely affect any right or protection of any Agent existing at the time of such amendment, repeal, or modification.
Section 5.10. Subrogation. Upon payment under this Article V, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Agent, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the corporation effectively to bring suit to enforce such rights.
Section 5.11. No Duplication of Payments. The corporation shall not be liable under this Article V to make any payment in connection with any claim made against the Agent to the extent the Agent has otherwise actually received payment (under any insurance policy, agreement, vote, or otherwise) of the amounts otherwise indemnifiable hereunder.

Section 5.12. Indemnity Agreements. The corporation may enter into agreements with any Agent of the corporation providing for indemnification to the fullest extent permissible under applicable law and the corporation’s articles of incorporation.
Section 5.13. Separability. Each and every paragraph, sentence, term, and provision of this Article V is separate and distinct so that if any paragraph, sentence, term, or provision shall be held to be invalid or unenforceable for any reason, its invalidity or unenforceability shall not affect the validity or enforceability of any other paragraph, sentence, term, or provision of this Article V. To the extent required, any paragraph, sentence, term, or provision of this Article V may be modified by a court of competent jurisdiction to preserve its validity and to provide the Agent with, subject to the limitations set forth in this Article V and any agreement between the corporation and the Agent, the broadest possible indemnification permitted under applicable law.
ARTICLE VI
Miscellaneous
Section 6.1. Intentionally Omitted.
Section 6.2. Inspection of Corporate Records. The accounting books and records, the record of shareholders, and minutes of proceedings of the shareholders and the board and committees of the board of this corporation and any subsidiary of this corporation shall be open to inspection upon the written demand on the corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder’s interest as a shareholder or as the holder of such voting trust certificate. Such inspection by a shareholder or holder of a voting trust certificate may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.
A shareholder or shareholders holding at least 5 percent in the aggregate of the outstanding voting shares of the corporation or who hold at least 1 percent of those voting shares and have filed a Schedule 14-A with the United Stated Securities and Exchange Commission shall have an absolute right to do either or both of the following: (1) inspect and copy the record of shareholders’ names and addresses and shareholdings during usual business hours upon five business days’ prior written demand upon the corporation, or (2) obtain from the transfer agent for the corporation, upon written demand and upon the tender of its usual charges for such a list (the amount of which charges shall be stated to the shareholder by the transfer agent upon request), a list of the shareholders’ names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand. The list shall be made available on or before the later of five business days after the demand is received or the date specified therein as the date as of which the list is to be compiled. The corporation shall also cause its transfer agent to comply with this Section 6.2. The record of shareholders shall also be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the corporation, for a purpose reasonably related to such holder’s interests as a shareholder or holder of a voting trust certificate. Any inspection and copying under this Section 6.2 may be made in person or by agent or attorney.

Section 6.3. Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the board.
Section 6.4. Annual and Other Reports. The board shall cause an annual report to be sent to the shareholders not later than 120 days after the close of the fiscal year, however, the requirement for such annual report is waived so long as this corporation has less than 100 shareholders of record. Such report and any accompanying material sent pursuant to this section may be sent by electronic transmission by the corporation. Such report shall contain a balance sheet as of the end of such fiscal year and an income statement and statement of cashflows for such fiscal year, accompanied by any report thereon of independent accountants or, if there is no such report, the certificate of an authorized officer of the corporation that such statements were prepared without audit from the books and records of the corporation.
The annual report shall be sent to the shareholders by first class mail at least 15 days prior to the annual meeting of shareholders to be held during the next fiscal year.
If no annual report for the last fiscal year has been sent to shareholders, the corporation shall, upon written request of any shareholder made more than 120 days after the close of such fiscal year, deliver or mail to the person making the request within 30 days thereafter the financial statements required by law for such year. A shareholder or shareholders holding at least five percent of the outstanding shares of any class of the corporation may make a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the current fiscal year ended more than 30 days prior to the date of the request and a balance sheet of the corporation as of the end of such period and, in addition, if no annual report for the last fiscal year has been sent to shareholders, the annual report for the last fiscal year. The corporation shall deliver the statements to the person making the request within 30 days thereafter. A copy of any such statements shall be kept on file in the principal executive office of the corporation for twelve (12) months and they shall be exhibited at all reasonable times to any shareholder demanding an examination of them or a copy shall be mailed to such shareholder.
The corporation shall, upon the written request of any shareholder, mail to the shareholder a copy of the last annual, semiannual or quarterly income statement which it has prepared and a balance sheet as of the end of the period. The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report thereon, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that such financial statements were prepared without audit from the books and records of the corporation.
Section 6.5. Endorsement of Documents; Contracts. Subject to the provisions of applicable law, any note, mortgage, evidence of indebtedness, contract, share certificate, initial transaction statement or written statement, conveyance, or other instrument in writing, and any assignment or endorsement thereof, executed or entered into between any corporation and any other person, when signed by the chairperson of the board, the president or any vice president and the secretary, any assistant secretary, the chief financial officer or any assistant financial officer of such corporation, shall be valid and binding on the corporation in the absence of actual knowledge on the part of the other person that the signing officers had no authority to execute the same. The board, except as otherwise provided in the bylaws, may authorize any other officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the board, no other officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.
Section 6.6. Certificate of Shares. Every holder of shares in the corporation shall be entitled to have a certificate signed in the name of the corporation by the chairperson of the board or the president or a vice president and by the chief financial officer or an assistant financial officer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.
Notwithstanding the foregoing, the corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, including provisions for notice to purchasers in substitution for the required statements on certificates under Sections 417, 418, and 1302 of the CGCL, and as may be required by the DFPI Commissioner in administering the Corporate Securities Law of 1968, which system (1) has been approved by the SEC, (2) is authorized in any statute of the United States, or (3) is in accordance with Division 8 (commencing with Section 8101) of the California Commercial Code. Any system so adopted shall not become effective as to issued and outstanding certificated securities until the certificates therefor have been surrendered to the corporation.
Any such certificate shall also contain such legend or other statement as may be required by Section 418 of the CGCL, the Corporate Securities Law of 1968, the Federal Securities Laws, the DFPI Commissioner, the bylaws, and any agreement between the corporation and the issue thereof.
No new certificate for shares shall be issued in lieu of an old certificate unless the latter is surrendered and canceled at the same time; provided, however, that a new certificate will be issued without the surrender and cancellation of the old certificate if: (1) the old certificate is lost, apparently destroyed or wrongfully taken; (2) the request for the issuance of a new certificate is made prior to the receipt of a notice by the corporation that the old certificate has been acquired by a bona fide purchaser; (3) the owner of the old certificate files a sufficient indemnity bond with or provides other adequate security to the corporation, except if the certificate is for less than 100 shares in which case the board may waive this condition; and (4) the owner satisfies any other reasonable requirements imposed by the corporation. In the event of the issuance of a new certificate, the rights and liabilities of the corporation, and of the holders of the old and new certificates, shall be governed by the provisions of Sections 8104 and 8405 of the California Commercial Code.

Section 6.7. Representation of Shares of Other Corporations. The president or vice president and the secretary or any assistant secretary of this corporation are authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation any and all shares held by this corporation in any other corporation or corporations may be exercised either by such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.
Section 6.8. Inspection of Bylaws. The corporation shall keep in its principal executive office in California the original or a copy of the bylaws as amended to date, certified by the secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours.
Section 6.9. Construction and Definitions. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the CGCL shall govern the construction of these bylaws. Without limiting the generality of the foregoing, the singular number includes the plural and the plural number includes the singular, and the term “person” includes a corporation as well as a natural person.
Section 6.10. Conflict with Applicable Law or Articles of Incorporation. These bylaws are adopted subject to any applicable law and the articles of incorporation of the corporation. Whenever these bylaws may conflict with any applicable law or the articles of incorporation, such conflict shall be resolved in favor of such law or the articles of incorporation. If any one or more of the provisions of these bylaws, or the applicability of any provision to a specific situation, shall be held invalid or unenforceable, the provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of these bylaws and all other applications of any provision shall not be affected thereby.
ARTICLE VII
Amendments
Section 7.1. Power of Shareholders. New bylaws may be adopted or these bylaws may be amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote except as otherwise provided by law or by the articles of incorporation.
Section 7.2. Power of Directors. Subject to the right of shareholders as provided in Section 7.1 of this Article VII to adopt, amend or repeal bylaws, bylaws may be adopted, amended or repealed by the board provided, however, that the board may adopt a bylaw or amendment thereof changing the authorized number of directors only for the purpose of fixing the exact number of directors within the limits specified in the articles of incorporation or in Section 3.2 of Article III of these bylaws.

CERTIFICATE OF SECRETARY
I, the undersigned, do hereby certify:
1.That I am the duly elected and acting Secretary of West Coast Community Bancorp, a California corporation; and
2.That the foregoing Amended and Restated Bylaws constitute the bylaws of said corporation as duly adopted by action of the board of the corporation on February 5, 2026.

/s/ Tracy Ruelas-Hashimoto
Secretary of the Board